EXHIBIT 99
For additional information, contact:

T. Heath Fountain
Executive Vice President and
Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. REPORTS HIGHER THIRD QUARTER NET INCOME OF
$2.0 MILLION OR $0.25 PER DILUTED SHARE

COMPANY ANNOUNCES SHELF OFFERING AND NEW STOCK REPURCHASE PLAN

ALBANY, Ga. (October 25, 2012) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced unaudited financial results for the quarter ended September 30, 2012.  Highlights of the Company's results for the third quarter of 2012 include:

•
Net income of $2.0 million or $0.25 per diluted share, up 15% from net income of $1.7 million or $0.21 per diluted share for the third quarter of 2011 and up 47% from $1.4 million or $0.17 per diluted share for the second quarter of 2012;

•
Excluding special items for each quarter, net income was $1.5 million or $0.19 per diluted share for 2012 versus net income of $422,000 or $0.05 per diluted share for 2011 and $1.4 million or $0.17 per diluted share from the second quarter of 2012 (see reconciliation of non-GAAP items);

•
The completion of a previously announced early retirement program, which added $641,000 in additional expense for the quarter, but which is expected to save approximately $700,000 annually beginning in 2013;

•	Loan growth for the quarter, excluding loans acquired through FDIC-assisted acquisitions, of $39.5 million or 8%;
•	A decrease in loans acquired through FDIC-assisted acquisitions of $9.5 million or 9% for the quarter;
•
A decrease in provision for loan losses, excluding FDIC-acquired loans, of $250,000 to $750,000 for the third quarter of 2012 compared with $1.0 million for the same quarter for 2011 and $750,000 for the second quarter of 2012;

•
Provision for loan losses of $1.2 million for FDIC-acquired loans with approximately 80% of the losses reimbursable by the FDIC compared with no provision expense on such loans for the third quarter of 2011 and $341,000 for the second quarter of 2012;

•	A decrease in annualized net charge-offs to 0.24% for the third quarter of 2012 compared with 0.73% for the third quarter of 2011 and 0.23% for the second quarter of 2012; and
•	Elected fair value accounting for mortgage loans held for sale for the third quarter resulting in an overall positive impact to earnings of $492,000.

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer, said, "We are pleased to report another quarter of significant organic loan growth, continued improvement in core earnings, and ongoing acquisition and expansion activities.   Regarding expansion activity, we were pleased to announce the addition of a new management team to our mortgage division.  We expect this team to lead significant growth in our mortgage business, particularly in the Atlanta, Georgia market.  We also opened a full-service banking office in Macon, Georgia, during the quarter, which will enhance the success of our mortgage and commercial banking operations in that market."

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HBOS Reports Third Quarter 2012 Results

October 25, 2012

Dorminey added, "In addition to our efforts to increase revenues, we are concurrently working on expense management initiatives.  During the quarter, we completed an early retirement program that will generate annual savings of approximately $700,000.  We also continue to take steps to efficiently manage our capital.  During the quarter, we completed our stock buyback plan adopted in December 2011.  Concurrently, we are announcing a new 5% buyback plan along with a shelf stock offering of $60 million.  These two plans will allow us to efficiently manage our capital levels at our current size, while also providing us with the tools we need to take advantage of acquisition and internal growth opportunities that may arise."

Expense Management Initiatives

During the third quarter of 2012, the Company completed the early retirement program announced during the second quarter of 2012 regarding certain employees at a cost of $641,000.  It is anticipated that the early retirement program will generate annual savings of approximately $700,000 per year beginning in 2013.

Additionally, the Company is still on track to close its Collins, Georgia and Guyton, Georgia branches that it acquired in FDIC-assisted acquisitions.  Combined, these branches have loans of approximately $5 million and deposits of $13 million.  The Company expects that it will not experience a material reduction in customer relationships in these areas and will seek to service these customers from nearby branches.  The Company expects these branches to close in the fourth quarter of 2012, subject to customary regulatory conditions, and anticipates expense savings of approximately $500,000 per year related to these closures.

Capital Management Initiatives

The Company announced that it will file a shelf offering on Form S-3 with the Securities and Exchange Commission (SEC). Under the shelf registration statement, once declared effective by the SEC, the Company may offer and sell from time to time in the future, in one or more offerings, common stock, preferred stock, debt securities, warrants, depository shares, or units consisting of any combination of the forgoing.

The aggregate offering price of all securities that may be sold under the registration statement will not exceed $60 million. This shelf offering will give the Company flexibility to take advantage of acquisition opportunities that may arise in the future by accessing the capital markets on a timely and cost-effective basis. The specifics of any future offering, along with the prices and terms of any such securities offered by the Company, will be determined at the time of any such offering and will be described in detail in a prospectus supplement filed in connection with such offering. At this present time, the Company has no specific plans for an offering.

"Although we do not have any current plans to raise capital, we believe that the shelf registration statement will provide a benefit to the Company and our stockholders by enabling us to take advantage of favorable market conditions in capital raising transactions and to facilitate and expedite opportunistic acquisition and growth activities," said T. Heath Fountain, Executive Vice President and Chief Financial Officer. "The dollar amounts set forth are the amounts that we currently anticipate will be adequate to meet our needs under this registration statement over the next two years. We may use less, and we may continue to issue other shares of common stock pursuant to available registration exemptions or other registration statements. Any draw-down under the registration statement will only be done with the advance approval of our Board of Directors."

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HBOS Reports Third Quarter 2012 Results

October 25, 2012

The shelf registration statement relating to these securities will be filed with the SEC, but will not become effective until the SEC declares the statement so. These securities may not be sold nor may offers to buy be accepted prior to the time the shelf registration statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction. Any offering of the securities covered by the shelf registration statement will only be by means of a prospectus and an accompanying prospectus supplement.

During the third quarter of 2012, the Company repurchased approximately 260,000 shares of common stock at an average price of $13.54, completing its stock repurchase program expiring in December 2012.  The Company’s Board of Directors has approved another stock repurchase program expiring in October 2013, which authorizes the repurchase of 397,000 shares of common stock, or approximately 5% of the shares currently outstanding.

The Company's estimated total risk-based capital ratio at September 30, 2012, was 19.2%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution.  The ratio of tangible common equity to total tangible assets was 11.2% as of September 30, 2012.

Looking ahead, the Company intends to maintain its capital strength at the current level to support growth and its acquisition activities.  Accordingly, stock buybacks and dividend growth in the future will reflect largely the Company's future earnings power, rather than a return of capital to stockholders.

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HBOS Reports Third Quarter 2012 Results

October 25, 2012

Third Quarter 2012 Results of Operations

The Company reported net income of $2.0 million or $0.25 per diluted share for the third quarter in 2012 compared with net income of $1.7 million or $0.21 per diluted share for the third quarter in 2011.  However, the Company's results for the third quarters of 2012 and 2011 included special items that affect comparability.  Results for the third quarter of 2012 included net non-recurring income and expenses of $472,000, net of tax, while the results of the year-earlier quarter included net non-recurring income and expenses of $1.3 million, net of tax.  Excluding these special items, the Company's adjusted net income for the third quarter of 2012 was $1.5 million or $0.19 per diluted share compared with net income of $422,000 or $0.05 per diluted share for the third quarter of 2011 (see reconciliation of non-GAAP items).

The $258,000 improvement in reported quarterly earnings primarily resulted from the following items:

•	Improved net interest income of $5.3 million; and
•	Reduced provision expense for loan losses, excluding FDIC-acquired loans, loan losses of $250,000; offset by
•	Reduced non-interest income of $1.5 million;
•	Increased non-interest expense of $2.2 million; and
•	Increased provision expense for FDIC-acquired loan losses of $1.2 million.

Net interest income for the third quarter of 2012 increased 71% to $12.7 million from $7.4 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to both acquisitions and organic growth and a reduction in the cost of interest-bearing deposits.  The Company's net interest margin was 5.77% for the third quarter of 2012, an increase of 102 basis points over 4.75% on a linked-quarter basis and 233 basis points over 3.44% in the year-earlier period.  The improvement in the third quarter of 2012 net interest margin on a linked-quarter basis was driven by an increase in loan yields on the Company's FDIC-assisted loan portfolios, coupled with a decline in the cost of interest-bearing deposits as rates continue to reset to lower levels.

In the third quarter of 2012, the Company continued to achieve loan growth, with its loan portfolio increasing $39.5 million organically on a linked-quarter basis and advancing $121.9 million overall compared with the year-earlier quarter.  For the third quarter of 2012, the Company's loan portfolio, including loans acquired through FDIC-assisted acquisitions, totaled $634.9 million, which increased $29.9 million on a linked-quarter basis.  Total deposits stood at $845.1 million at the end of the third quarter of 2012, down 2% or $15.2 million on a linked-quarter basis from $860.3 million, primarily reflecting a planned runoff of time deposits.

Non-interest income for the third quarter of 2012 decreased 26% to $4.4 million from $5.9 million in the year-earlier quarter, primarily driven by a negative swing in the accretion for the FDIC loss-share receivable of $2.1 million and a negative change in gain on acquisitions of $2.1 million, which were partially offset by an increased gain on sale of securities of $1.3 million and improvements in mortgage banking fees of $1.0 million and bankcard services income of $98,000.  Non-interest expense for the third quarter of 2012 increased 22% to $12.0 million from $9.8 million in the year-earlier quarter, primarily driven increased salaries and employment benefits of $1.0 million, driven in part by $641,000 in early retirement expense, and increased foreclosure expense on FDIC-acquired assets of $563,000  and loss on sale and write-downs of other real estate assets, excluding FDIC-acquired, of $229,000 offset in part by reduced acquisition-related expenses of $285,000.

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HBOS Reports Third Quarter 2012 Results

October 25, 2012

Accounting for FDIC-Assisted Loans

The Company performs ongoing assessments of the estimated cash flows of its acquired FDIC-assisted loan portfolios.  The fair value of the FDIC-assisted loan portfolios consisted of $78.8 million in covered and $14.3 million in non-covered loans at the end of the third quarter of 2012 compared with $87.4 million in covered and $15.2 million in non-covered loans at the end of the second quarter of 2012.  The principal balance of the FDIC-assisted loan portfolios totaled $171.6 million at the end of the third quarter of 2012 compared with $188.0 million as of the end of the second quarter of 2012.  The details of the accounting for the FDIC-assisted loan portfolios for the third quarter of 2012 are as follows:

•	Covered loans acquired in FDIC-assisted acquisitions decreased $8.6 million to $78.8 million;
•	Non-covered loans acquired in FDIC-assisted acquisitions decreased $911,000 to $14.3 million;
•	The FDIC loss-share receivable associated with covered loans acquired in FDIC-assisted acquisitions decreased $8.6 million to $67.7 million;
•	The negative accretion for the FDIC loss-share receivable was $1.6 million;
•	Provision expense for loans acquired in FDIC-assisted acquisitions was $1.2 million;
•	The non-accretable discount decreased $12.3 million to $54.2 million; and
•	The accretable discount increased $5.6 million to $24.4 million.

For the third quarter of 2012, provision expense of $1.2 million was recorded for loan charge-offs on loans acquired in FDIC-assisted acquisitions not provided for by the discount, with approximately 80% of the charge-offs reimbursable by the FDIC.  The provision expense for these loans did not affect the Company's loan loss reserve.  The FDIC loss-share receivable associated with covered FDIC-assisted loans decreased $8.6 million from $76.3 million for the prior quarter to $67.7 million, primarily driven by reimbursements received from the FDIC of $7.0 million and negative accretion of $1.6 million affecting the loss-share receivable asset associated with the improvement in expected cash flows of the loss-share performing portfolios.  A FDIC true-up (claw back) liability was recorded as an expense, which reduced non-interest income for the current quarter by $484,000.  This true-up was driven by an improvement in estimates of expected cash flows for both FDIC-assisted acquisitions.

The non-accretable discount decreased to $54.2 million at the end of the third quarter of 2012 from $66.5 million on a linked-quarter basis, primarily driven by the clearing of $3.6 million of discount in conjunction with the resolution of FDIC-assisted loans and transfers to accretable discount of $8.7 million.  The accretable discount increased to $24.4 million for the third quarter of 2012 from $18.8 million on a linked-quarter basis, primarily due to the transfer from the non-accretable discount as a result of the improvement in cash flows, partially offset by loan discount accretion of $4.8 million for the current quarter which compares with $2.1 million on a linked-quarter basis.

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HBOS Reports Third Quarter 2012 Results

October 25, 2012

Asset Quality

Annualized net charge-offs to average outstanding loans, excluding loans acquired in FDIC-assisted acquisitions, were down to 0.24% for the third quarter of 2012 versus 0.73% for the third quarter of 2011.  Total non-performing assets, excluding assets acquired in FDIC-assisted acquisitions, reversed an improving trend as a percentage of assets compared with the prior year and were $17.8 million or 1.68% of total assets for the third quarter of 2012 compared with $9.8 million or 0.89% of total assets for the same quarter in 2011.  The primary reason for the increase in non-performing assets was the migration of two relationships totaling $6.0 million to non-performing status.  One of the relationships totaling $3.5 million was classified a troubled-debt restructuring and additional collateral of $6.1 million has been secured.  The other relationship was a Chapter 11 bankruptcy where the collateral deficiency is fully reserved as of the current quarter.  Both of these relationships were previously identified as criticized assets.  Other real estate owned and repossessed assets, excluding assets acquired in FDIC-assisted acquisitions, totaled $1.4 million for the third quarter of 2012, down from $1.8 million for the same quarter in 2011.

The provision for loan losses on non-FDIC-acquired loans decreased 25% to $750,000 for the third quarter of 2012 from $1.0 million for the same quarter in 2011, primarily driven by improving net charge-off trends.  For the third quarter in 2012, the allowance for loan losses represented 1.57% of total loans outstanding, excluding loans acquired in FDIC-assisted acquisitions, versus 1.65% for the same quarter in 2011.

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HBOS Reports Third Quarter 2012 Results

October 25, 2012

About Heritage Financial Group, Inc. and HeritageBank of the South

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia, North Central Florida and Eastern Alabama through 23 full-service branch locations, 11 mortgage offices, and 4 investment offices.  As of September 30, 2012, the Company reported total assets of approximately $1.1 billion and total stockholders' equity of approximately $122 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investor Relations under About Us.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "opportunities," "prospects," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and includes this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2011 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

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HBOS Reports Third Quarter 2012 Results

October 25, 2012

HERITAGE FINANCIAL GROUP, INC.
Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release
(Dollars in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2012	2011	2012	2012	2011
Total interest income	$14,651	$10,148	$12,077	$38,387	$27,881
Loan held for sale – fair value election	(156)	–	–	(156)	–
Adjusted interest income	$14,495	$10,148	$12,077	$38,231	$27,881

Total non-interest income	$4,361	$5,892	$3,679	$10,824	$14,294
Mortgage banking activities – fair value election	(336)	–	–	(336)	–
Gain on sale of securities	(1,484)	(213)	–	(1,554)	(666)
Accrual of FDIC acquisitions estimated true-up liability	484	–	–	484	–
Bargain purchase (gain) loss	90	(2,000)	(34)	56	(4,217)
Adjusted non-interest income	$3,115	$3,679	$3,645	$9,474	$9,411

Total non-interest expense	$11,978	$9,779	$10,674	$33,453	$28,218
Salaries and employee benefits – early retirement program	(641)	–	–	(641)	–
Acquisition-related expenses	(14)	(299)	(69)	(414)	(1,056)
Adjusted non-interest expense	$11,323	$9,480	$10,605	$32,398	$27,162

Net income as reported	$1,998	$1,740	$1,360	$4,349	$2,474
Adjustments for interest income, interest expense, non-interest income and non-interest expense, net of tax*	(472)	(1,318)	23	(298)	(2,584)
Adjusted net income (loss)	$1,526	$422	$1,383	$4,051	$(110)

Diluted earnings per share	$0.25	$0.21	$0.17	$0.54	$0.30
Adjustments for interest income, interest expense, non-interest income and non-interest expense, net of tax*	(0.06)	(0.16)	0.00	(0.04)	(0.31)
Adjusted diluted earnings (loss) per share	$0.19	$0.05	$0.17	$0.50	$(0.01)

* The effective tax rate is used for the period presented to determine net of tax amounts.

Net Income (Loss) and Diluted Earnings (Loss) Per Share are presented in accordance with Generally Accepted Accounting Principles (GAAP).  Adjusted Noninterest Income, Adjusted Noninterest Expense, Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

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HBOS Reports Third Quarter 2012 Results

October 25, 2012

HERITAGE FINANCIAL GROUP, INC.
Unaudited Financial Highlights
(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Interest income	$14,651	$10,148	$38,387	$27,881
Interest expense	1,938	2,735	5,791	7,993
Net interest income	12,713	7,413	32,596	19,888
Provision for loan losses	750	1,000	1,900	2,300
Provision for loan losses – covered	1,172	–	1,513	–
Provision for loan losses – non covered	12	–	12	–
Net interest income after provision for loan losses	10,779	6,413	29,171	17,588
Non-interest income	4,361	5,892	10,824	14,294
Non-interest expense	11,978	9,779	33,453	28,218
Income before income taxes	3,162	2,526	6,542	3,664
Income tax expense	1,164	786	2,213	1,190
Net income	$1,998	$1,740	$4,329	$2,474
Net income per share:
Basic	$0.25	$0.21	$0.54	$0.30
Diluted	$0.25	$0.21	$0.54	$0.30
Weighted average shares outstanding:
Basic	7,942,852	8,305,615	8,052,462	8,205,305
Diluted	7,944,983	8,307,010	8,054,183	8,206,906
Dividends declared per share	$0.04	$0.03	$0.12	$0.09

	Sept. 30, 2012	June 30, 2012	Sept. 30, 2011
Total assets	$1,054,899	$1,063,426	$1,102,504
Cash and cash equivalents	22,016	22,499	23,292
Interest-bearing deposits in banks	17,026	32,153	99,211
Securities available for sale	209,287	227,984	218,384
Loans	634,932	605,001	560,940
Allowance for loan losses	8,530	8,099	6,936
Total deposits	845,079	860,268	900,103
Federal Home Loan Bank advances	35,000	35,000	35,000
Stockholders' equity	121,792	123,291	123,638

-END-

Heritage Financial Group, Inc.	Page 1 of 6
Third Quarter 2012 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Income Statement Data
Interest income
Loans	$13,067	$8,774	$33,747	$23,483
Loans held for sale	342	45	729	99
Securities - taxable	924	1,013	2,919	3,441
Securities - nontaxable	298	207	891	629
Federal funds sold	3	16	21	45
Interest-bearing deposits in banks	17	93	80	184
Total interest income	14,651	10,148	38,387	27,881
Interest expense
Deposits	1,257	2,048	3,766	5,879
Other borrowings	681	687	2,025	2,114
Total interest expense	1,938	2,735	5,791	7,993
Net interest income	12,713	7,413	32,596	19,888
Provision for loan losses	750	1,000	1,900	2,300
Provision for loan losses - FDIC acquired covered	1,172	-	1,513	-
Provision for loan losses - FDIC acquired non covered	12	-	12	-
Net interest income after provision for loan losses	10,779	6,413	29,171	17,588
Non-interest income
Service charges on deposit accounts	1,285	1,267	3,441	3,540
Bankcard services income	783	685	2,437	1,946
Other service charges, fees & commissions	80	61	238	205
Brokerage fees	467	328	1,375	1,088
Mortgage banking activities	1,689	719	3,316	1,611
Bank owned life insurance	210	146	561	440
Gain on sale of securities	1,484	213	1,554	666
Gain (loss) on acquisitions	(90)	2,000	(56)	4,217
Accretion of FDIC loss-share receivable	(1,606)	448	(2,236)	453
Other	59	25	194	128
Total non-interest income	4,361	5,892	10,824	14,294
Non-interest expense
Salaries and employee benefits	6,380	5,384	17,375	14,635
Equipment and occupancy	1,317	1,201	4,035	2,961
Advertising & marketing	114	167	509	551
Professional fees	354	326	932	1,079
Information services expenses	1,240	1,063	3,456	2,546
(Gain) loss on sale and write-downs of other real estate owned	90	(139)	(58)	798
Gain on sale and write-downs of FDIC acquired other real estate	(33)	(246)	(108)	(291)
Foreclosed asset expenses	177	288	617	703
Foreclosed FDIC acquired asset expenses	563	-	1,191	-
FDIC insurance and other regulatory fees	276	128	785	775
Acquisition related expenses	14	299	414	1,056
Deposit Intangible expense	194	183	590	485
Other operating	1,292	1,125	3,715	2,920
Total non-interest expense	11,978	9,779	33,453	28,218
Income before taxes	3,162	2,526	6,542	3,664
Applicable income tax	1,164	786	2,213	1,190
Net income	$1,998	$1,740	$4,329	$2,474

Weighted average shares - basic	7,942,852	8,305,615	8,052,462	8,205,305
Weighted average shares - diluted	7,944,983	8,307,010	8,054,183	8,206,906

Basic earnings per share	$0.25	$0.21	$0.54	$0.30
Diluted earnings per share	0.25	0.21	0.54	0.30
Cash dividend declared per share	0.04	0.03	0.12	0.09

Heritage Financial Group, Inc.	Page 2 of 6
Third Quarter 2012 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	September 30,
	2012	2011
Balance Sheet Data (Ending Balance)
Total loans	$634,932	$560,940
Loans held for sale	7,236	5,538
Covered loans	78,757	116,206
Allowance for loan losses	8,530	6,936
Total foreclosed assets	11,458	12,355
Covered other real estate owned	9,457	10,514
FDIC loss-share receivable	67,698	87,757
Intangible assets	4,426	5,056
Total assets	1,054,899	1,102,504
Non-interest-bearing deposits	108,767	84,716
Interest-bearing deposits	736,312	815,387
Federal Home Loan Bank advances	35,000	35,000
Federal funds purchased and securities sold under agreement to repurchase	35,833	36,118
Stockholders' equity	121,793	123,637
Total shares outstanding	8,229,955	8,712,140
Unearned ESOP shares	399,162	452,348
Total shares outstanding net of unearned ESOP	7,830,793	8,259,792

Book value per share	$15.55	$14.97
Book value per share including unearned ESOP (non-GAAP)	14.80	14.19
Tangible book value per share (non-GAAP)	14.99	14.36
Tangible book value per share including unearned ESOP (non-GAAP)	14.26	13.61
Market value per share	13.14	10.39

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Average Balance Sheet Data
Average interest-bearing deposits in banks	$19,343	$102,769	$26,337	$54,737
Average federal funds sold	5,471	26,889	11,276	23,607
Average investment securities	235,862	201,762	249,826	213,518
Average loans	625,464	533,487	589,871	497,353
Average mortgage loans held for sale	6,198	4,336	5,430	2,998
Average FDIC loss-share receivable	74,045	71,942	79,264	52,568
Average earning assets	883,319	864,907	879,499	792,220
Average assets	1,070,130	1,040,575	1,065,701	956,622
Average noninterest-bearing deposits	94,453	76,940	89,719	66,664
Average interest-bearing deposits	768,247	761,344	771,214	675,966
Average total deposits	862,700	838,284	860,933	742,630
Average federal funds purchased and securities
sold under agreement to repurchase	33,916	33,678	33,259	32,304
Average Federal Home Loan Bank advances	35,326	35,000	35,109	50,195
Average interest-bearing liabilities	837,489	830,022	839,582	758,567
Average stockholders' equity	124,884	123,844	125,152	122,210

Performance Ratios
Annualized return on average assets	0.75%	0.67%	0.81%	0.52%
Annualized return on average equity	6.40%	5.62%	6.92%	4.05%
Net interest margin	5.77%	3.44%	5.00%	3.41%
Net interest spread	5.72%	3.38%	4.96%	3.35%
Efficiency ratio	70.15%	73.50%	77.05%	82.55%

Capital Ratios
Average stockholders' equity to average assets	11.7%	12.7%	11.7%	12.8%
Tangible equity to tangible assets (non-GAAP)	11.2%	12.3%	11.2%	10.8%
Tier 1 leverage ratio (1)	10.9%	11.3%	10.9%	11.3%
Tier 1 risk-based capital ratio (1)	18.0%	20.2%	18.0%	20.2%
Total risk-based capital ratio (1)	19.2%	21.4%	19.2%	21.4%

Other Information
Full-time equivalent employees	316	313	316	313
Banking	270	270	270	270
Mortgage	39	36	39	36
Investments	7	7	7	7
Number of full-service offices	23	23	23	23
Mortgage loan offices	11	11	11	11
Investment offices	4	3	4	3

(1)	September 30, 2012 consolidated ratios are estimated and may be subject to change pending the filing of the call report; all other periods are presented as filed.

Heritage Financial Group, Inc.	Page 3 of 6
Third Quarter 2012 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Five Quarter Comparison for the Three Months Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Income Statement Data
Interest income
Loans	$13,067	$10,532	$10,147	$9,945	$8,774
Loans held for sale	342	204	182	198	45
Securities - taxable	924	1,016	979	1,095	1,013
Securities - nontaxable	298	295	299	251	207
Federal funds sold	3	4	15	15	16
Interest-bearing deposits in banks	17	26	37	65	93
Total interest income	14,651	12,077	11,659	11,569	10,148
Interest expense
Deposits	1,257	1,246	1,263	1,671	2,048
Other borrowings	681	672	672	686	687
Total interest expense	1,938	1,918	1,935	2,357	2,735
Net interest income	12,713	10,159	9,724	9,212	7,413
Provision for loan losses	750	750	400	595	1,000
Provision for loan losses - FDIC acquired covered	1,172	338	-	-	-
Provision for loan losses - FDIC acquired non covered	12	3	-	-	-
Net interest income after provision for loan losses	10,779	9,068	9,324	8,617	6,413
Non-interest income
Service charges on deposit accounts	1,285	1,135	1,020	1,237	1,267
Bankcard services income	783	831	824	691	684
Other service charges, fees & commissions	80	73	85	188	62
Brokerage fees	467	462	446	298	328
Mortgage banking activities	1,689	938	689	674	719
Bank owned life insurance	210	211	140	148	146
Life insurance proceeds	-	-	-	-	-
Gain on sale of securities	1,484	27	42	18	213
Bargain purchase gain	(90)	34	-	-	2,000
Accretion of FDIC loss-share receivable	(1,606)	(133)	(498)	(72)	448
Other	59	101	35	33	25
Total non-interest income	4,361	3,679	2,783	3,215	5,892
Non-interest expense
Salaries and employee benefits	6,380	5,460	5,536	5,758	5,384
Equipment and occupancy	1,317	1,395	1,324	1,314	1,201
Advertising & marketing	114	214	180	233	167
Professional fees	354	340	238	224	326
Information services expenses	1,240	1,163	1,052	1,130	1,063
(Gain) loss on sale and write-downs of other real estate owned	90	(141)	(7)	(27)	(139)
Loss (gain) on sale and write-downs of FDIC acquired other real estate	(33)	(249)	174	(92)	(246)
Foreclosed asset expenses	177	218	221	22	216
Foreclosed FDIC acquired asset expenses	563	466	162	118	72
FDIC insurance and other regulatory fees	276	265	245	179	128
Acquisition related expenses	14	69	331	254	299
Deposit intangible expense	194	195	201	207	183
Other operating	1,292	1,279	1,144	1,208	1,125
Total non-interest expense	11,978	10,674	10,801	10,528	9,779
Income (loss) before taxes	3,162	2,073	1,306	1,304	2,526
Applicable income tax (benefit)	1,164	713	335	(91)	786
Net income (loss)	$1,998	$1,360	$971	$1,395	$1,740

Weighted average shares - basic	7,942,852	8,071,354	8,144,382	8,229,293	8,305,615
Weighted average shares - diluted	7,944,983	8,072,935	8,145,730	8,230,206	8,307,010

Basic earnings (loss) per share	$0.25	$0.17	$0.12	$0.17	$0.21
Diluted earnings (loss) per share	0.25	0.17	0.12	0.17	0.21
Cash dividend declared per share	0.04	0.04	0.04	0.03	0.03

Heritage Financial Group, Inc.	Page 4 of 6
Third Quarter 2012 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Five Quarter Comparison
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Balance Sheet Data (at period end)
Total loans	$634,932	$605,001	$562,495	$560,620	$560,940
Loans held for sale	7,236	6,017	4,731	7,471	5,538
Covered loans	78,757	87,386	95,493	107,457	116,206
Allowance for loan losses	8,530	8,099	7,629	7,494	6,936
Total foreclosed assets	11,458	9,290	12,117	13,441	12,355
Covered other real estate owned	9,457	7,571	8,445	10,084	10,514
FDIC loss-share receivable	67,698	76,294	82,925	83,901	87,757
Intangible assets	4,426	4,621	4,647	4,848	5,056
Total assets	1,054,899	1,063,426	1,075,510	1,089,852	1,102,504
Non-interest-bearing deposits	108,767	87,815	88,582	78,823	84,716
Interest-bearing deposits	736,312	772,453	780,161	805,364	815,387
Federal home loan bank advances	35,000	35,000	35,000	35,000	35,000
Federal funds purchased and securities sold under agreement to repurchase	35,833	31,746	37,227	35,049	36,118
Stockholders' equity	121,793	123,291	125,067	124,136	123,637

Total shares outstanding	8,229,955	8,490,247	8,668,752	8,712,031	8,712,140
Unearned ESOP shares	399,162	412,487	425,813	439,138	452,348
Total shares outstanding net of unearned ESOP	7,830,793	8,077,760	8,242,939	8,272,893	8,259,792

Book value per share	$15.55	$15.26	$15.17	$15.01	$14.97
Book value per share including unearned ESOP (non-GAAP)	14.80	14.52	14.43	14.25	14.19
Tangible book value per share (non-GAAP)	14.99	14.69	14.61	14.42	14.36
Tangible book value per share including unearned ESOP (non-GAAP)	14.26	13.98	13.89	13.69	13.61
Market value per share	13.14	12.87	11.82	11.80	10.39

	Five Quarter Comparison
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Average Balance Sheet Data
Average interest-bearing deposits in banks	$19,343	$21,897	$37,999	$56,025	$102,769
Average federal funds sold	5,471	6,038	22,363	22,805	26,889
Average investment securities	235,862	252,894	257,863	240,101	201,762
Average loans	625,464	583,366	560,385	559,556	533,487
Average mortgage loans held for sale	6,198	5,519	4,550	7,599	4,336
Average FDIC Loss-Share Receivable	74,045	79,812	84,017	86,544	71,942
Average earning assets	883,319	869,393	883,160	878,487	864,907
Average assets	1,070,130	1,053,140	1,074,260	1,085,490	1,040,575
Average noninterest-bearing deposits	94,453	89,763	84,920	80,376	76,940
Average interest-bearing deposits	768,247	760,409	784,944	801,246	761,344
Average total deposits	862,700	850,172	869,864	881,622	838,284
Average federal funds purchased and securities sold under agreement to repurchase	33,916	32,043	33,822	36,621	33,678
Average Federal Home Loan Bank advances	35,326	35,000	35,000	35,000	35,000
Average interest-bearing liabilities	837,489	827,452	853,766	872,867	830,022
Average stockholders' equity	124,884	125,083	125,503	124,257	123,844

Performance Ratios
Annualized return on average assets	0.75%	0.52%	0.36%	0.51%	0.67%
Annualized return on average equity	6.40%	4.35%	3.09%	4.49%	5.62%
Net interest margin	5.77%	4.75%	4.49%	4.19%	3.44%
Net interest spread	5.72%	4.70%	4.46%	4.17%	3.38%
Efficiency ratio	70.15%	77.14%	86.36%	85.01%	73.50%

Capital Ratios
Average stockholders' equity to average assets	11.7%	11.9%	11.7%	11.4%	11.9%
Tangible equity to tangible assets (non-GAAP)	11.2%	11.2%	11.2%	11.0%	10.8%
Tier 1 leverage ratio	10.9%	11.3%	11.4%	11.2%	11.3%
Tier 1 risk-based capital ratio	18.0%	19.1%	21.0%	21.2%	21.2%
Total risk-based capital ratio	19.2%	20.3%	22.2%	22.4%	22.4%

Other Information
Full-time equivalent employees	316	319	324	327	313
Banking	270	279	283	286	270
Mortgage	39	33	34	34	36
Investments	7	7	7	7	7
Number of full-service offices	23	22	21	22	23
Mortgage loan offices	11	11	11	11	11
Investment offices	4	3	3	3	3

Heritage Financial Group, Inc.	Page 5 of 6
Third Quarter 2012 Earnings Release Supplement
(Dollars in thousands)

	Three Months Ended
	September 30,
	2012	2011
Loans by Type
Construction and land	$30,010	$28,115
Farmland	20,298	18,272
Permanent 1 - 4	157,551	134,269
Permanent 1 - 4 - junior liens and revolving	25,507	26,071
Multifamily	19,805	13,754
Nonresidential	193,392	129,730
Commercial business	68,800	47,854
Consumer and other	26,519	21,955
	541,882	420,020
Loans acquired through FDIC-assisted acquisitions:
Non covered	14,291	24,714
Covered	78,757	116,206
	93,048	140,920

	634,930	560,940

OREO (excluding assets acquired through FDIC-assisted acquisitions):	1,403	1,596

OREO assets acquired through FDIC-assisted acquisitions:
Non Covered	598	245
Covered	9,457	10,514
	11,458	12,355

Asset Quality Data (excluding assets acquired through FDIC-assisted acquisitions):
Allowance for loan losses to total loans	1.57%	1.65%
Allowance for loan losses to average loans	1.61%	1.29%
Allowance for loan losses to non-performing loans	52.15%	86.78%
Accruing past due loans	$1,038	$1,487
Nonaccrual loans	16,358	7,994
Loans - 90 days past due & still accruing	-	-
Total non-performing loans	16,358	7,994
OREO and repossessed assets	1,403	1,841
Total non-performing assets	17,761	9,835
Non-performing loans to total loans	3.02%	1.90%
Non-performing assets to total assets	1.68%	0.89%
QTD Net charge-offs to average loans (annualized)	0.24%	0.73%
Net charge-offs QTD	$320	$650

Heritage Financial Group, Inc.	Page 6 of 6
Third Quarter 2012 Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison for the Quarter Ended
	9/30/12	6/30/12	3/31/12	12/31/11	9/30/11
Loans by Type
Construction and land	$30,010	$31,134	$24,375	$26,804	$28,115
Farmland	20,298	18,121	17,150	17,921	18,272
Permanent 1 - 4	157,551	148,162	132,172	129,745	134,269
Permanent 1 - 4 - junior liens and revolving	25,507	25,289	25,220	26,154	26,071
Multifamily	19,805	19,639	18,577	15,797	13,754
Nonresidential	193,392	177,307	150,492	138,970	129,730
Commercial business	68,800	58,589	59,697	55,179	47,854
Consumer and other	26,519	24,172	21,935	23,872	21,955
	541,882	502,413	449,618	434,442	420,020

Loans acquired through FDIC-assisted acquisitions:
Non covered	14,291	15,202	17,384	18,721	24,714
Covered	78,757	87,386	95,493	107,457	116,206
	634,930	605,001	562,495	560,620	560,940

Asset Quality Data (excluding Loans acquired through FDIC-assisted acquisitions):
Allowance for loan losses to total loans	1.57%	1.61%	1.70%	1.72%	1.65%
Allowance for loan losses to average loans	1.61%	1.70%	1.35%	1.32%	1.29%
Allowance for loan losses to non-performing loans	52.15%	81.27%	71.42%	106.40%	86.76%
Accruing past due loans	$1,038	$3,215	$452	$371	$1,487
Nonaccrual loans	16,358	9,965	10,681	7,043	7,994
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	16,358	9,965	10,681	7,043	7,994
OREO and repossessed assets	1,403	1,519	2,992	3,356	1,841
Total non-performing assets	17,761	11,484	13,673	10,399	9,835
Non-performing loans to total loans	3.02%	1.98%	2.38%	1.62%	1.90%
Non-performing assets to total assets	1.68%	1.08%	1.75%	0.95%	0.89%
Net charge-offs to average loans (annualized)	0.24%	0.23%	0.24%	0.04%	0.73%
Net charge-offs	$320	$279	$265	$37	$650

Note:
Certain prior-period amounts have been reclassified to conform with current presentation.

Loans acquired through FDIC-assisted acquisitions include loans acquired in the acquisition of The Tattnall Bank in December of 2009, the acquisition of Citizens Bank of Effingham in February 2011 and First Southern National Bank in August 2011.  The acquisition of The Tattnall Bank did not involve a loss-share agreement with the FDIC.  The acquisition of Citizens Bank of Effingham involved a loss-share agreement in which the FDIC will, for a specified number of years, reimburse the Bank for 80% of all losses and related expenses on covered assets.